UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2025

Corebridge Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower,
Houston,	Texas		77019
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
6.375% Junior Subordinated Notes	CRBD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To assist in maintaining leadership continuity and retaining critical talent, on September 19, 2025 (the “Grant Date”), the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors of Corebridge Financial, Inc. (the “Company”) approved grants of special retention equity awards (“Retention Equity Awards”) in the form of time-vested restricted stock units (“RSUs”) to each of (1) Elias Habayeb with a Grant Date value of $2,000,000 and (2) Lisa Longino with a Grant Date value of $1,500,000.

One hundred percent (100%) of each Retention Equity Award will cliff vest on September 30, 2027, subject to the applicable grantee’s continued employment with the Company through the vesting date, subject to accelerated vesting upon the applicable grantee’s termination of employment without Cause (without regard to the grantee’s date of hire) or resignation for Good Reason, each as defined in the 2022 Plan (as defined below).

The Retention Equity Awards were granted under, and pursuant to the terms and conditions of, the Corebridge Financial, Inc. 2022 Omnibus Incentive Plan, as amended and restated, the Corebridge Financial, Inc. Long-Term Incentive Plan, as amended and restated, and the Form of Corebridge Financial, Inc. Long Term Incentive Plan, Long Term Incentive Award Agreement, which is filed as Exhibit 10.55 to the Company’s Annual Report on Form 10-K filed with the SEC on February 13, 2025 (collectively, the “2022 Plan”).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corebridge Financial, Inc.

Date:	September 23, 2025	By:	/s/ Jeannette N. Pina
			Name:	Jeannette N. Pina
			Title:	Deputy General Counsel and Secretary